                       [Letterhead of Baker Botts L.L.P.]


                                                                     EXHIBIT 5.1

                                                                  August 5, 2002


Waste Management, Inc.
Waste Management Holdings, Inc.
1001 Fannin, Suite 4000
Houston, TX  77002

Ladies and Gentlemen:

         Waste Management, Inc., a Delaware corporation ("Waste Management"), and Waste Management Holdings, Inc., a Delaware corporation ("WM Holdings" and together with Waste Management, the "Registrants"), have engaged us to render to them the opinions we express below in connection with the registration of (i) debt securities of Waste Management, (ii) shares of Waste Management common stock, par value $0.01 per share, and (iii) guarantees by WM Holdings of debt securities of Waste Management (collectively, the "Securities") that the Registrants may offer, issue and sell from time to time at an aggregate initial offering price not to exceed $1,868,070,886.

         Concurrently with our delivery of this letter, the Registrants are filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-3 (the "Registration Statement") relating to the offering and sale of the Securities pursuant to Rule 415 under the 1933 Act. For purposes of the opinions we express below, we have examined, among other agreements, instruments and documents, the Registration Statement and its exhibits, including Exhibit 4.1, the Senior Debt Indenture dated September 10, 1997 among Waste Management and Texas Commerce Bank National Association, now known as JPMorgan Chase Bank (the "Senior Debt Indenture"), Exhibit 4.2, the Subordinated Indenture dated February 1, 1997 among Waste Management and Texas Commerce Bank National Association, now known as JPMorgan Chase Bank (the "Subordinated Debt Indenture"), and
Exhibit 4.4 (the "Guarantee Form"). We have also examined Waste Management's Second Restated Certificate of Incorporation and By-laws and WM Holdings' Certificate of Incorporation and By-laws, each as amended to date (collectively, the "Charter Documents").

         We base the opinions we express below in part on the following assumptions we have made:

         (i) the Registration Statement will have become effective under the 1933 Act;

         (ii) for each type or series of Securities the Registrants offer under the Registration Statement, the Registrants will have prepared and properly filed with the SEC under the 1933 Act a prospectus supplement that describes that type or series and, if Securities of another type or series are issuable on the conversion, exchange, redemption or exercise of the Securities the Registrants are so offering, that also describes that other type or series;

         (iii) the Registrants will have offered, issued and sold the Securities in the manner described in the Registration Statement and the relevant prospectus supplements, and otherwise in compliance with all applicable federal and state securities laws;

         (iv) the Board of Directors of each Registrant or any committee thereof duly designated in accordance with the Charter Documents and applicable Delaware law will have taken all corporate action necessary to:

                  (a) authorize the issuance of those Securities and the other Securities, if any, issuable on the conversion, exchange, redemption or exercise of those Securities; and

                  (b) approve the terms of the offering and sale of those Securities;

         (v) in the case of any Securities issuable on the conversion, exchange, redemption or exercise of other Securities, those Securities will be available for issuance on that conversion, exchange, redemption or exercise;

         (vi)     in the case of debt securities of any series included in the
                  Securities:

                  (a) if the debt securities will not be subordinated to any other indebtedness of Waste Management, the Securities will be issued under the Senior Debt Indenture;

                  (b) if the debt securities will be subordinated to other indebtedness of Waste Management, the Securities will be issued under the Subordinated Debt Indenture;

                  (c) the debt securities will be guaranteed by WM Holdings, a guarantee substantially in the form of the Guarantee Form will have been duly executed and delivered by WM Holdings;

                  (d) in accordance with the terms of the indenture under which those debt securities will be issued, Waste Management's Board of Directors will have designated and established the terms of the series to which those debt securities belong and those debt securities will not include any provision that is unenforceable;

                  (e) the indenture under which those debt securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

                  (f) forms of securities complying with the terms of the indenture under which those debt securities will be issued and evidencing those debt securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of that indenture and either:

                           I.       the provisions of the applicable
                                    underwriting, purchase or other agreement under which the Registrants will sell those Securities; or

                           II.      if issued on conversion, exchange,
                                    redemption or exercise of any other
                                    Securities, the applicable provisions of that Security or the agreement or instrument under which that conversion, exchange, redemption or exercise will be effected;

         (vii) in the case of shares of common stock included in the Securities, certificates representing those shares will have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Charter Documents of Waste Management and either:

                  (a) the provisions of the applicable underwriting, purchase or other agreement under which Waste Management will sell those Securities; or

                  (b) if issued on conversion, exchange, redemption or exercise of any other Securities, the applicable provisions of the other Security or the agreement or instrument under which that conversion, exchange, redemption or exercise will be effected;

         (viii) in the case of each share of common stock included in the Securities, the purchase price therefor payable to Waste Management, or, if that share is issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to Waste Management for that conversion, exchange, redemption or exercise will not be less than the par value of that share; and

         (ix) the Registrants and the initial purchasers of the Securities of any type will have duly authorized, executed and delivered a definitive underwriting, purchase or other similar agreement relating to those Securities.

         On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                  1. Each of the Registrants is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

                  2. The shares of common stock included in the Securities will, when issued, have been duly authorized and validly issued and will be fully paid and nonassessable.

                  3. The debt securities included in the Securities will, when issued, constitute legal, valid and binding obligations of Waste Management, enforceable against Waste Management in accordance with their terms, except to the extent that the enforceability thereof may be limited by (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and
         (c) any implied covenants of good faith and fair dealing.

                  4. The guarantees of the debt securities included in the Securities will, when issued, constitute legal, valid and binding obligations of WM Holdings, enforceable against WM Holdings in accordance with their terms, (a) except to the extent that the enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing and (b) except for provisions purporting to waive rights to notice, legal defenses, statutes of limitation or other benefits that cannot be waived under applicable law.

         We limit the opinions we express above in all respects to matters of the federal laws of the United States, the General Corporation Law of the State of Delaware and the contract law of the State of New York, each as in effect on the date hereof.

         We hereby consent to the filing of this opinion of counsel as Exhibit
5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the prospectus relating to the Registration Statement. In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                                                     Very truly yours,

                                                     BAKER BOTTS L.L.P.


JDK/ERH